UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2013
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-54751	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 - 1199 West Pender Street Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 687-0300
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01       Entry into a Material Definitive Agreement

On August 20, 2013, we entered into a further amendment agreement (the "Amendment") to the option agreement (the "Option Agreement") with Twin Buttes Ranch, LLC ("Twin Buttes"), which was originally entered into on August 28, 2009, whereby we received an option (the "Option") to acquire the Twin Buttes Ranch (the "Property") comprised of approximately 28,000 acres of royalty free private land with intact surface, mineral and water rights. The originally executed Option Agreement was subsequently amended on Dec. 4, 2009 to include as an exhibit to such amendment the executed mining lease between us and Twin Buttes. The originally executed Option Agreement was amended again on September 7, 2010 to provide for an extension of a portion of the initial cash payment until December 1, 2010.

The Amendment, which was entered into on August 20, 2013 extends the time period within which we are required to exercise our Option under the Option Agreement, as amended, until January 6, 2016. The key terms of the Amendment include:

    the Option is extended until January 6, 2016;

    a $250,000 payment is to be paid by us on the earlier of (a) within thirty days of closing our next round of financing which is a minimum of five million dollars, or (b) December 1, 2013. This $250,000 payment is not an elective payment and became our obligation upon the signing of the Amendment;

    a $250,000 payment is to be paid by us on or before August 28, 2014; and

    a $250,000 payment is to be paid by us on or before May 1, 2015.

The foregoing description of the Amendment to the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Option Agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

In addition, to the Amendment to the Option Agreement, on August 20, 2013, Twin Buttes and us have entered into an amendment to the mining lease (the "Amendment to Mining Lease") originally dated December 4, 2009, which Amendment to Mining Lease provides, among other things, that the term of the mining lease will end on the expiration or earlier termination of the Option Agreement, as amended, except in the event that we exercise our Option in which event the term shall end on the closing date of the Option Agreement, and any subsequent amendments.

The foregoing description of the Amendment to Mining Lease does not purport to be complete and is qualified in its entirety by reference to the Amendment to Mining Lease, which is attached as Exhibit 10.2 hereto, and is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events

On August 22, 2013, we issued a news release announcing that we have (i) entered into an amendment to the Option Agreement to acquire the Twin Buttes Ranch property, whereby the option has been extended to January 6, 2016 along with periodic payments prior to closing, and (ii) entered into an amendment to the mining lease with Twin Buttes to extend the term of the mining lease to the extended term of the Option Agreement.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)       Pro forma Financial Information

Not applicable.

(c)       Shell Company Transaction

Not applicable.

(d)       Exhibits
Exhibit	Description
10.1	Second Amendment to Option Agreement between Passport Potash Inc. and Twin Buttes Ranch, LLC, dated August 20, 2013
10.2	Amendment to Mining Lease between Passport Potash Inc. and Twin Buttes Ranch, LLC, dated August 20, 2013
99.1	Press release dated August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.
Date: August 23, 2013	/s/ Laara Shaffer Name: Laara Shaffer Title: Chief Financial Officer and a director

__________